UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                      Date of Report
                      (Date of earliest
                      event reported):    January 3, 1999



                              Snap-on Incorporated
             (Exact name of registrant as specified in its charter)



       Delaware                   1-7724                        39-0622040
  --------------------     ---------------------            --------------------
    (State or other           (Commission File                  (IRS Employer
    jurisdiction of               Number)                    Identification No.)
     incorporation)

                  10801 Corporate Drive, Kenosha, WI 53141-1430
        -----------------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (414) 656-5200
                       ----------------------------------
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets.

         On January 3, 1999, Snap-on Incorporated (the "Company") established a joint venture with Newcourt Financial USA Inc. ("Newcourt") to provide financial services to the Company's global dealer and customer network through a limited liability company known as Snap-on Credit LLC (the "LLC"). As a result of the establishment of the joint venture, the Company effectively outsourced to the LLC its captive credit function. The captive credit function was previously managed by the Company's wholly-owned subsidiary, Snap-on Credit Corporation. The LLC will be the preferred provider of financial services to the Company's global dealer and customer network. The Company will receive income from fees paid by the LLC. The fees will be based primarily upon the volume of installment receivables originated by the LLC. Newcourt will provide services and expertise to the LLC with a view to increasing originations by the LLC. Newcourt will be paid a fee by the LLC for such services. The management fees paid to Newcourt will also be based primarily on the volume of installment receivables originated by the LLC. Newcourt receives warehousing and securitization fees from the LLC in connection with the purchased receivables.

         The Company established the LLC with office equipment, prepaid assets and cash having a combined book value of $1 million. Following the establishment of Snap-on Credit LLC, Newcourt contributed to the LLC cash in the amount of $1 million. The Company and Newcourt each own, indirectly, a 50% membership interest in the LLC. The amount of Newcourt's investment was negotiated on an arm's-length basis. The LLC is governed by the terms of an Agreement Respecting a Limited Liability Company dated December 1, 1998, and an Amended and Restated Operating Agreement dated January 3, 1999 ("Operating Agreement").

         The joint venture has an initial term of five years subject to extension at the option of the Company for an additional five years. If the joint venture is terminated prior January 3, 2009, as a result of certain events ("default events"), or if the joint venture is terminated after that date, then the Company will have the option to purchase Newcourt's interest in the LLC at a price based on Newcourt's capital investment. If the joint venture terminates prior to January 3, 2009, other than as the result of a default event, then the Company will purchase Newcourt's membership interest in the joint venture at an agreed formula price as defined in the Operating Agreement.

         The LLC has entered into various service agreements and royalty agreements pursuant to which the LLC has the right to use the Snap-on name, to purchase receivables from the Company and Snap-on dealers, and to receive certain management and other services from Newcourt and the Company. The LLC has entered into agreements with Newcourt pursuant to which Newcourt has committed to purchase, on a regular basis, all installment receivables purchased by the LLC from the Company and its dealers. Newcourt has engaged the LLC to service receivables on behalf of Newcourt. The management and employees of Snap-on Credit Corporation and select employees of Newcourt will act as managers and employees of the LLC. The LLC will operate from regional service centers previously operated in Company facilities by Snap-on Credit Corporation. The LLC will enter into a Lease Agreement to establish a headquarters facility in Gurnee, Illinois.

         On January 4, 1999, in a separate transaction, another subsidiary of the Company, Snap-on Financial Services, Inc. ("SFS"), sold to Newcourt its entire portfolio of U.S. installment accounts receivable, including existing extended customer accounts receivable, equipment lease receivables and dealer loan receivables, for an aggregate sale price of $141.1 million resulting in a net pretax gain of approximately $44.0 million of which approximately $17.0 million is deferred. These amounts are estimated and may be subject to adjustment following review and verification of the portfolio. SFS sold the existing portfolio of extended customer accounts receivable "with recourse" as

Newcourt has the right to cause SFS to repurchase, using the same pricing formula applicable in the sale to Newcourt, the unpaid portion of this portfolio.



Item 7.           Financial Statements and Exhibits.

                  (b)      Pro forma information.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The transaction that is the subject of this report is described in Item
2. The following Unaudited Pro Forma Condensed Consolidated Statements reflect the effects of (i) the disposition of the Company's captive credit function,
(ii) the sale by the Company of existing extended customer accounts receivable, equipment lease receivables, and dealer loan receivables to Newcourt, and (iii) the acquisition of an equity position in a new joint venture established for the origination and servicing of installment receivables to finance sales by the Company. The effect of the execution and delivery by the Company of the Operating Agreement and various service and royalty agreements and the payment by the LLC of management and other fees pursuant to those agreements is not reflected in the pro forma statements. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the disposition, sale and establishment occurred on October 3, 1998 and the Unaudited Pro Forma Condensed Consolidated Statements of Earnings assume that the disposition, sale and establishment occurred on December 29, 1996.

         The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended January 3, 1998 reflects the audited income statement of the Company for the year ended January 3, 1998, and the effects described above on the historical results of operations as set forth in the notes thereto.

         The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the period ended October 3, 1998 reflects the unaudited income statement of the Company for the period ended October 3, 1998, and the effects described above on the historical results of operations as set forth in the notes thereto.

         The Pro Forma Unaudited Condensed Consolidated Balance Sheet at October 3, 1998 reflects the unaudited balance sheet of the Company at October 3, 1998, and the effects described above on the historical financial position as set forth in the notes thereto.

         The pro forma financial information is a presentation of historical results with pro forma accounting and other adjustments to reflect the effects described.

         THE PRO FORMA STATEMENTS ARE UNAUDITED, ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS HAD THE TRANSACTIONS BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT THE COMPANY'S RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD.


                              SNAP-ON INCORPORATED
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (Amounts in Thousands)

                                            Historical
                                            Oct. 3 1998         Adjustments           Pro Forma
                                            -----------         -----------           ---------

ASSETS
 Cash and cash equivalents                $     13,470        $     (745) (5)       $     12,725
 Accounts receivable less allowances           507,784           (79,212) (6)            428,572
 Inventories                                   420,512                 0                 420,512
 Prepaid expenses and other assets             127,180             6,078  (5) (7)        133,258
                                              --------         ---------             -----------
    Total current assets                     1,068,946           (73,879)                995,067

 Property and equipment - net                  272,391               (91) (5)            272,300
 Deferred income tax benefits                   67,082                 0                  67,082
 Intangible and other assets                   262,928           (16,576) (5) (6)        246,352
                                          ------------         ---------             -----------

    TOTAL ASSETS                          $  1,671,347        $  (90,546)           $  1,580,801
                                          ============         =========             ===========

LIABILITIES
 Accounts payable                         $     85,240        $        0            $     85,240
 Notes payable                                  61,988           (39,820) (8)             22,168
 Accrued compensation                           39,897                 0                  39,897
 Dealer deposits                                38,495                 0                  38,495
 Accrued income taxes                           20,816            16,387  (7)             37,203
 Deferred subscription revenue                  31,668                 0                  31,668
 Other accrued liabilities                     161,882            16,870  (7)            178,752
                                          ------------         ---------             -----------
    Total current liabilities                  439,986            (6,563)                433,423

 Long-term debt                                246,096          (101,256) (8)            144,840
 Deferred subscription revenue                  12,249                 0                  12,249
 Other accrued liabilities                      88,800                 0                  88,800
 Pension and other long-term liabilities       111,577                 0                 111,577
                                           -----------         ---------             -----------
    TOTAL LIABILITIES                     $    898,708        $ (107,819)           $    790,889
                                           ===========         =========             ===========

SHAREHOLDERS' EQUITY
 Common stock - $1 par value                    66,675                 0                  66,675
 Additional paid in capital                     89,708                 0                  89,708
 Retained earnings                             883,523            17,273 (7)             900,796
 Foreign currency translation adjustment       (26,054)                0                 (26,054)
 Employee benefits trust at fair
   market value                               (218,428)                0                (218,428)
 Treasury stock at cost                        (22,785)                0                 (22,785)
                                           -----------         ---------             -----------
    TOTAL SHAREHOLDERS' EQUITY            $    772,639        $   17,273            $    789,912
                                           ------------        ---------             -----------

    TOTAL LIABILITIES & SHAREHOLDERS'
      EQUITY                              $   1,671,347       $  (90,546)           $  1,580,801
                                           ============        =========             ===========

                              SNAP-ON INCORPORATED
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                        Nine Months Ended October 3, 1998
                             (Amounts in Thousands)
                                                  Historical
                                                Nine Months Ended           Adjustments           Pro Forma

Net sales                                          $   1,295,877          $         -          $   1,295,877

Cost of goods sold                                       677,554                                     677,554
Cost of goods sole - discontinued
    products                                              50,562                    -                 50,562
                                                    ------------            ---------           ------------

   Gross profit                                          567,761                                     567,761

Operating expenses                                       525,346               (5,631) (1)           519,715
                                                    ------------            ---------           ------------

   Operating profit (loss)                                42,415                5,631                 48,046

Net finance income                                        47,529              (37,030) (2)            10,499

Restructuring and other non-
recurring charges                                        (82,559)                   -                (82,559)
                                                    ------------            ---------           ------------

   Operating income (loss)                                 7,385              (31,399)               (24,014)

Interest expense                                         (15,365)               6,211 (3)             (9,154)
Other income (expense) - net                              (1,624)                   -                 (1,624)
                                                    ------------           ----------           ------------

   Earnings (loss) before income taxes                    (9,604)             (25,188)               (34,792)

Income tax provision (benefit)                             7,806               (9,320) (4)            (1,514)

   Net earnings (loss)                             $     (17,410)         $   (15,868)         $     (33,278)
                                                    ============           ==========           ============

Earnings (loss) per weighted average               $       (0.29)         $     (0.27)         $       (0.56)
 common share - basic

Earnings (loss) per weighted average               $       (0.29)         $     (0.27)         $       (0.56)
 common share - diluted

Weighted average common shares                            59,359               59,359                 59,359
 outstanding - basic
Effect of dilutive options                                     0                    0                      0
                                                    ------------           ----------           ------------
Weighted average common shares
 outstanding - diluted                                    59,359               59,359                  59,359
                                                    ============           ==========           =============


                              SNAP-ON INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                   Fiscal 1997
                             (Amounts in Thousands)
                                         Historical
                                           1997             Adjustments           Pro Forma

Net sales                              $    1,672,215      $         -         $  1,672,215

Cost of goods sold
                                              828,387                -              828,387
                                        -------------       ----------          -----------


   Gross profit                               843,828                               843,828

Operating expenses                            650,182           (5,731)  (1)        644,451
                                        -------------       ----------          -----------

Operating profit before net
 finance income                               193,646            5,731              199,377

Net finance income                             71,891          (58,065)  (2)         13,826
                                        -------------       ----------          -----------


   Operating income                           265,537          (52,334)             213,203

Interest expense                              (17,654)           8,281   (3)         (9,373)
Other income (expense) - net                   (9,207)               -               (9,207)
                                        -------------       ----------          -----------

   Earnings before income taxes               238,676          (44,053)             194,623

Income taxes                                   88,310          (16,300)  (4)         72,010
                                        -------------       ----------          -----------

   Net earnings                        $      150,366      $   (27,753)         $   122,613
                                        =============       ==========           ==========

Earnings per weighted average
  common share - basic                 $         2.47      $     (0.46)         $      2.01

Earnings per weighted average
  common share - diluted               $         2.44      $     (0.45)         $      1.99


Weighted average common shares
  outstanding - basic                      60,845,467       60,845,467           60,845,467
Common stock equivalents                      840,841          840,841              840,841
                                        -------------       ----------          -----------
Weighted average common shares
  outstanding - diluted                    61,686,308       61,686,308           61,686,308
                                        =============       ==========          ===========



    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following two items are not reflected in the unaudited pro forma condensed consolidated statements of earnings:

* Fees from contractual arrangements with the new joint venture for origination of installment receivables. Based on historic origination volume at the contractual rate, Snap-on would have earned approximately $19.1 million and approximately $15.4 million of fees for Fiscal 1997 and the nine months ended October 3, 1998, respectively.

* A pretax gain of approximately $44.0 million on the sale of the receivables, of which approximately $17.0 million is deferred.

The following notes identify the pro forma adjustments made to the historical amounts in the pro forma unaudited condensed consolidated financial statements for Fiscal 1997 and as of and for the nine months ended October 3, 1998.

1. Represents the elimination of credit losses allocated to operating expenses due to the disposition of installment receivables.

2. Represents the elimination of finance income net of related operating expenses (salaries, credit loss expense etc.) due to the disposition of the Company's captive credit function.

3. Represents a reduction of historical interest expense from the assumed application of the proceeds of $141.1 million from the sale of receivables to reduce outstanding debt.

4. Represents the income tax effects of the pro forma adjustments. The Company's pro forma income tax rate is 37% for the year ended January 3, 1998 and 37% for the nine months ended October 3, 1998.

5. Represents the Company's $1 million investment in the joint venture.

6. Represents the elimination of receivables due to the sale of the extended customer accounts receivable, equipment lease receivables, and dealer loan receivables ($79.2 million) and the elimination of the related long-term assets ($17.6 million).

7. Represents the gain of approximately $44.0 million on the sale of the extended customer accounts receivable, equipment lease receivables, and dealer loan receivables to Newcourt, net of income taxes. Approximately 17.0 million of the gain is deferred until certain put rights of Newcourt expire.

8. Represents a reduction of both long and short term debt from the assumed use of the proceeds from the sale of the extended customer accounts receivable, equipment lease receivables, and dealer loan receivables to Newcourt.


         (c) Exhibits.

         The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SNAP-ON INCORPORATED



Date:  January 3, 1999                   By:/s/Susan F. Marrinan
                                               Susan F. Marrinan
                                               Vice President, Secretary and
                                               General Counsel

                              SNAP-ON INCORPORATED

                            EXHIBIT INDEX TO FORM 8-K
                          Report Dated January 4, 1999


Exhibit
   No.                            Description

2.1*+ Agreement Respecting a Limited Liability Company Dated as of December 1, 1998, between Snap-on Incorporated and Newcourt Financial USA Inc.

2.2*+ Amended and Restated Operating Agreement dated January 3, 1999, between SCL Holding Company and Snap-on Capital Corp.

2.3* Addendum To Amended And Restated Operating Agreement dated January 3, 1999, between SCL Holding Company and Snap-on Capital Corp.

2.4*+ License and Royalty Agreement dated January 3, 1999, between Snap-on Financial Services, Inc., and Snap-on Credit LLC

2.5*+ Newcourt Management Services Agreement dated January 3, 1999, between Newcourt Financial USA Inc., and Snap-on Credit LLC

2.6*+ Snap-on Management Services Agreement dated January 3, 1999, between Snap-on Credit LLC and Snap-on Incorporated





--------
         * Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted material is being filed separately with the Securities and Exchange Commission.

         + The schedules and exhibits to this document are not filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.